UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, 15th Floor Vancouver, British Columbia (Address of principal executive offices)	V6E 2J3 (Zip Code)

Registrant’s telephone number, including area code: (888) 458-3420

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2025, TMC the metals company Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Korea Zinc Company, Ltd. (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser 19,623,376 common shares of the Company (the “Shares”) and an accompanying warrant (the “Warrant”) to purchase up to an aggregate of 6,868,181 common shares (the “Warrant Shares”), at a purchase price of US$4.34 per Share and accompanying Warrant, for aggregate gross proceeds of approximately $85.2 million.

The Warrant is exercisable immediately, will have a term of three years from the date of issuance, and an initial exercise price of $7.00 per share, subject to compulsory exercise provisions should the Common Shares trade above $10.00 for 20 consecutive trading days.

Pursuant to the Purchase Agreement, subject to certain exceptions, the Purchaser will have a right to participate in any public offering or private placement of any common shares or common share equivalents of the Company primarily for capital raising purposes (each a “Proposed Offering”) up to such amount of securities to maintain its percentage ownership in the Company at the time of such Proposed Offering. Such right to participate in future financings will expire upon the earlier to occur of (i) June 16, 2030, (ii) the date on which the Purchaser owns less than all of the Shares it purchased and subscribed pursuant to the Purchase Agreement and (iii) immediately after a closing of a Proposed Offering where the Purchaser does not exercise its participation right in full. Additionally, the Purchase Agreement provides that a representative of the Purchaser may serve as a non-voting observer to the Company’s board of directors, which representative may have access to certain information and attend and provide input at meetings of the Company’s board of directors, subject to certain limitations.

The Purchaser is currently evaluating a bulk sample of nodule material supplied by the Company’s wholly-owned subsidiary, The Metals Company USA, LLC (TMC USA), under an existing memorandum of understanding, with its research and development team to validate intermediate processing and refining pathways and potential synergies through vertical integration. The Purchaser has expressed interest in working with TMC USA to establish processing, refining and potentially precursor Cathode Active Material (pCAM) manufacturing capacity in the United States. The Company and the Purchaser intend to expand their relationship and explore a potential collaboration in connection with the development of onshore processing infrastructure in the United States.

The closing under the Purchase Agreement is expected to occur on June 26, 2025 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations and warranties of the Company, indemnification obligations and termination provisions, including the right of either party to terminate the Purchase Agreement if the closing has not occurred on or before July 1, 2025.

The Shares and the Warrant were issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. The Shares, the Warrant, and the Warrant Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the Purchase Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2025 to be filed with the Securities and Exchange Commission.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated into this Item 3.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On June 16, 2025, the Company issued a press release announcing entering into the Purchase Agreement which is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Current Report on Form 8-K (including Exhibit 99.1), this Current Report on Form 8-K (including Exhibit 99.1) contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K regarding these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: June 16, 2025	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer